UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No.1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 31, 2022
_____________________________________________________________________________________
Energizer Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Missouri	1-36837	36-4802442
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
533 Maryville University Drive
St. Louis, Missouri 63141
(Address of principal executive offices)
Registrant’s telephone number, including area code: (314) 985-2000
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	ENR	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐
If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

This Current Report on Form 8-K/A (the Amendment) amends the Current Report on Form 8-K filed by Energizer Holdings, Inc. (the Company) on February 1, 2022 (the Initial 8-K). The Initial 8-K reported the final voting results of the Company’s Annual Meeting of Shareholders held on January 31, 2022 (the 2022 Annual Meeting). The sole purpose of this Amendment is to disclose the Company’s decision regarding the frequency with which it will include shareholder advisory votes to approve the compensation of the Company’s named executive officers in future annual meetings of shareholders (Say-on-Frequency Proposal). No other changes have been made to the Initial 8-K.

As previously reported in the Initial 8-K, the option of “one year” received the highest number of votes cast by shareholders on the Say-on-Frequency Proposal.

In light of these results and in accordance with its previous recommendation in the proxy statement for the 2022 Annual Meeting, the Company will hold future say-on-pay votes on an annual basis until the occurrence of the next advisory vote on the frequency of say-on-pay votes. The next advisory vote regarding the frequency of say-on-pay votes is required to occur no later than the Company’s annual shareholders’ meeting in 2028.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGIZER HOLDINGS, INC.

By:  /s/ John J. Drabik
John J. Drabik
Executive Vice President and Chief Financial Officer

Dated: February 7, 2022